FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
August 6, 2014	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS STRONG SECOND QUARTER 2014 RESULTS
Achieved operating revenues of $4.54 billion, including core revenues1 of $4.10 billion
Generated operating cash flow2 of $1.81 billion, excluding special items
Generated free cash flow2 of $677 million, excluding special items and integration-related capital expenditures
Achieved Adjusted Net Income2 of $408 million and Adjusted Diluted EPS2 of $0.72, excluding special items
Completed $2 billion 2013 share repurchase program; Repurchased 59.5 million shares since inception of program in February 2013, representing 9.6% of outstanding shares as of December 31, 2012
Commenced follow-on $1 billion share repurchase program in second quarter.

MONROE, La. — CenturyLink, Inc. (NYSE: CTL) today reported strong operating revenues, operating cash flow and free cash flow for second quarter 2014.
“CenturyLink second quarter results reflect strong demand for our high-bandwidth data services and cloud and hosting solutions, solid consumer demand for Prism TV service and our continued mitigation of legacy revenue declines,” said Glen F. Post III, chief executive officer and president. “Total operating revenues increased slightly year-over-year and exceeded our revenue guidance for the quarter. Cash flows for the quarter were also strong, primarily due to solid revenue performance and continued focus by our employees on containing costs.
“Our reliable, secure solutions that meet both network and hosting needs remain a strong driver of increasing demand from business customers. We continue to experience success with our managed service solutions, as well as multi-site MPLS3 sales. Our development of advanced cloud infrastructure technology significantly strengthens our capabilities to meet the growing demand for highly automated cloud and managed services, and we have further expanded our hosting footprint with the opening of the new Minneapolis — St Paul data center. Additionally, the expansion of symmetrical 1 gigabit service to 16 cities, announced yesterday, will enhance our capability to provide higher broadband speeds and an enhanced service experience to both residential and business customers.
“Overall, we are pleased with our second quarter results, which reflect our continued progress toward revenue stability. We had a strong funnel of sales opportunities entering the third quarter and we are looking forward to continuing to execute on our strategic priorities to create value for shareholders,” Post concluded.

1 Core revenues defined as Strategic revenues plus Legacy revenues (excludes Data Integration and Other revenues), as described further in the attached schedules.
2 See attachments for non-GAAP reconciliations.
3 Multi-protocol Label Switching

Second Quarter 2014 Highlights

•
Achieved core revenues of $4.10 billion in second quarter, a 0.2% year-over-year decline, compared with a 1.6% year-over-year decline in second quarter 2013; Strategic revenues[4] grew 5.1% from the second quarter a year-ago.

•	Generated free cash flow of $677 million, excluding special items and integration-related capital expenditures.

•	Experienced continued strength in sales of high bandwidth data services to business customers.

•	Added nearly 16,000 CenturyLink® PrismTM TV customers during second quarter, ending the period with approximately 215,000 customers in service.

•	Ended the quarter with more than 6 million high-speed Internet customers, a decrease of approximately 2,100 in second quarter 2014 due to typical seasonality.

•	Purchased and retired an additional 4.5 million shares of CenturyLink common stock for $160 million during second quarter 2014, of which 1.2 million shares were under the $1 billion follow-on program.
Consolidated Financial Results
Operating revenues for second quarter 2014 increased to $4.54 billion from $4.53 billion in second quarter 2013 driven by higher strategic and data integration revenues. The increase in strategic revenues was primarily due to increased business customer demand for high-bandwidth data services and hosting solutions, along with the year-over-year growth in high-speed Internet and CenturyLink® PrismTM TV customers. This increase was partially offset by lower legacy services revenues, primarily due to the impact of access line losses and lower access revenues.
Operating expenses, excluding special items, increased to $3.82 billion from $3.79 billion in second quarter 2013. The year-over-year increase was primarily driven by higher customer premise equipment (CPE) sales costs, expenses related to the growth of PrismTM TV and a higher Universal Service Fund (USF) contribution factor, which were partially offset by lower depreciation and amortization expenses.
Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.81 billion from $1.86 billion in second quarter 2013. For second quarter 2014, CenturyLink achieved an operating cash flow margin, excluding special items, of 39.9% versus 41.1% in second quarter 2013. These decreases were primarily driven by the result of lower legacy revenues and the expense increases described above.
Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)
Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of intangible assets related to acquisitions since mid-2009, and the non-cash after-tax impact to interest expense of the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.
Excluding the items outlined above, CenturyLink’s Adjusted Net Income for second quarter 2014 was $408 million compared to Adjusted Net Income of $417 million in second quarter 2013. Second quarter 2014 Adjusted Diluted EPS was $0.72 compared to $0.69 in the year-ago period. See the attached schedules for additional information.
GAAP Results
Under generally accepted accounting principles (GAAP), net income for second quarter 2014 was $193 million compared to $269 million for second quarter 2013, and diluted earnings per share for second quarter 2014 was $0.34 compared to $0.44 for second quarter 2013.
Details regarding the Company’s special items for the three months ended June 30, 2014 and 2013 are provided in the accompanying financial schedules.

4 All references to Strategic and Legacy revenues herein reflect certain adjustments described in the attached schedules.

Segment Financial Results5
Consumer
The Consumer segment achieved year-over-year revenue growth driven by increased high-speed Internet and CenturyLink® PrismTM TV customers and price increases on certain products.

•	Strategic revenues were $709 million in the quarter, an 8.6% increase over second quarter 2013.

•	Generated $1.50 billion in total revenues, slightly higher than second quarter 2013, reflecting strong growth in strategic services partially offset by the continued decline in legacy services.

•	Added nearly 16,000 CenturyLink® PrismTM TV customers during second quarter 2014, increasing penetration of the more than 2.1 million addressable homes to approximately 10%.
Business
The Business segment achieved its fourth consecutive quarter of year-over-year core revenue growth driven by continued demand for high-bandwidth data services and solid sales momentum.

•	Strategic revenues were $663 million in the quarter, a 7.8% increase over second quarter 2013, driven by strength in high-bandwidth offerings such as MPLS and Ethernet services.

•
Generated $1.56 billion in total revenues, an increase of 2.6% from second quarter 2013, as growth in high-bandwidth offerings and data integration revenues offset lower legacy services revenues. Data integration revenues were $20 million higher in second quarter 2014 compared to second quarter 2013.

•
Achieved segment margin of 37.9%, which declined from 40.2% a year-ago. This decrease was primarily due to higher costs related to business revenue growth such as CPE, facility and sales and marketing, along with the decline in legacy revenues.

•	Continued strong sales momentum in second quarter with solid sales funnel entering third quarter and continued success in sales of Managed Office and Managed Enterprise solutions.
Wholesale
The Wholesale segment ended the quarter with more than 19,700 fiber-connected towers, an increase of 18% from second quarter 2013.

•
Strategic revenues were $568 million in the quarter, down slightly from second quarter 2013, as increases in wireless carrier bandwidth demand and Ethernet sales were offset by declines in low-speed data revenue.

•
Generated $866 million in total revenues, a decrease of 4.8% from second quarter 2013, reflecting the continued decline in low-speed data revenues and in legacy revenues, primarily driven by lower long distance and switched access minutes of use, along with access rate reductions from implementation of the CAF Order[6].

•
Completed approximately 500 fiber builds in second quarter 2014; lowered the annual estimate for fiber builds to between 2,000 to 2,500 for full-year 2014 due to continued customer decisions to defer certain sites into 2015.

5 All references to segment data herein reflect certain adjustments described in the attached schedules.
6 Federal Communications Commission’s Connect America and Intercarrier Compensation Reform Order (the CAF Order) adopted on October 27, 2011.

Hosting
The Hosting segment grew managed hosting (including cloud) and colocation revenues as cross-selling initiatives continue to strengthen sales opportunities.

•	Operating revenues were $358 million in the quarter, a 3.2% increase from second quarter 2013.

•	Managed hosting revenues[7] were $148 million, representing a 9.6% increase from second quarter 2013, and colocation[7] revenues were $158 million, a 1.9% increase over the same period a year ago.

•	Expenses increased $10 million from second quarter 2013 primarily due to higher employee costs.

•	Opened a data center in Minneapolis, Minnesota offering colocation, cloud and managed hosting services connected to CenturyLink’s IP backbone and global data center footprint.
Guidance — Third Quarter 2014
The Company expects third quarter 2014 revenues and operating cash flow to decrease compared to second quarter 2014 primarily due to the continued decline of legacy revenues and increased operating expenses related to the normal seasonality of outside plant maintenance and utility costs.

Third Quarter 2014 (excl. special items)

Operating Revenues	$4.47 to $4.52 billion
Core Revenues	$4.06 to $4.11 billion
Operating Cash Flow	$1.72 to $1.77 billion
Adjusted Diluted EPS	$0.58 to $0.63

All 2014 guidance figures and 2014 outlook statements included in this release (i) speak as of August 6, 2014 only, (ii) exclude the impact of any share repurchases made after June 30, 2014 and (iii) exclude the effects of special items, future changes in regulation or accounting rules, integration expenses associated with our recent acquisitions, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial performance, and any future mergers, acquisitions, divestitures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.
Investor Call
As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, August 6, 2014. Interested parties can access the call by dialing 866-835-8905. The call will be accessible for replay through August 14, 2014, by dialing 888-266-2081 and entering the access code 1640411. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s website at www.centurylink.com through August 28, 2014. Financial, statistical and other information related to the call will also be posted to our website.
Reconciliation to GAAP
This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues, Adjusted Net Income and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.

7 Hosting revenue by product category was restated in 1Q14 to allocate cross-connect revenue with the associated colocation or managed service.

Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s website at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.
About CenturyLink
CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The Company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink® PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.
Forward Looking Statements
Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change, including product displacement; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network caused by our recent acquisitions; our ability to successfully integrate recently-acquired operations into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to use net operating loss carryovers of Qwest in projected amounts; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; any adverse developments in legal or regulatory proceedings involving us; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-Q for the quarter ended March 31, 2014, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which are inherently speculative and speak only as of the date made. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	Items		(Non-GAAP)	reported	Items		(Non-GAAP)	as reported	items
OPERATING REVENUES*
Strategic	$2,298	—		2,298	2,186	—		2,186	5.1%	5.1%
Legacy	1,803	—		1,803	1,923	—		1,923	(6.2)%	(6.2)%
Data integration	187	—		187	167	—		167	12.0%	12.0%
Other	253	—		253	249	—		249	1.6%	1.6%
Total operating revenues	4,541	—		4,541	4,525	—		4,525	0.4%	0.4%

OPERATING EXPENSES
Cost of services and products	1,962	6	(1)	1,956	1,873	4	(4)	1,869	4.8%	4.7%
Selling, general and administrative	831	59	(1)	772	814	16	(4)	798	2.1%	(3.3)%
Depreciation and amortization	1,093	—		1,093	1,123	—		1,123	(2.7)%	(2.7)%
Total operating expenses	3,886	65		3,821	3,810	20		3,790	2.0%	0.8%

OPERATING INCOME	655	(65)		720	715	(20)		735	(8.4)%	(2.0)%

OTHER INCOME (EXPENSE)
Interest expense	(325)			(325)	(325)			(325)	—%	—%
Other (expense) income	(7)	(14)	(2)	7	4	—		4	(275.0)%	75.0%
Income tax expense	(130)	25	(3)	(155)	(125)	40	(5)	(165)	4.0%	(6.1)%
NET INCOME	$193	(54)		247	269	20		249	(28.3)%	(0.8)%
BASIC EARNINGS PER SHARE	$0.34	(0.10)		0.43	0.45	0.03		0.41	(24.4)%	4.9%
DILUTED EARNINGS PER SHARE	$0.34	(0.09)		0.43	0.44	0.03		0.41	(22.7)%	4.9%

AVERAGE SHARES OUTSTANDING
Basic	567,915			567,915	604,302			604,302	(6.0)%	(6.0)%
Diluted	569,032			569,032	605,602			605,602	(6.0)%	(6.0)%

DIVIDENDS PER COMMON SHARE	$0.54			0.54	0.54			0.54	—%	—%
SPECIAL ITEMS
(1)
Includes severance costs associated with recent headcount reductions ($33 million), integration and retention costs associated with our acquisition of Qwest ($14 million) and the impairment of two office buildings ($18 million).

(2)	Impairment of a non-operating investment ($14 million).
(3)	Income tax benefit of Item (1).
(4)
Includes severance costs associated with reduction in force initiatives ($4 million), integration, severance and retention costs associated with our acquisition of Qwest ($11 million), integration, severance, and retention costs associated with our acquisition of Savvis ($4 million) and an accounting adjustment ($1 million).

(5)	Income tax benefit of Item (4) and a favorable federal income tax settlement ($33 million).
*During 2013, we reallocated the discounts on our bundled services (local, long distance, and broadband) to the component products and services. The net effect of the bundled services reallocation was a reclassification of certain revenues from legacy services to strategic services. Also in 2013, we reallocated our CLEC revenues into their component products and services. The net effect of this CLEC reallocation was a reclassification of certain revenues from strategic services to legacy services. The 2013 information presented here has been restated to reflect these reclassifications.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	Items		(Non-GAAP)	reported	Items		(Non-GAAP)	as reported	items
OPERATING REVENUES*
Strategic	$4,579	—		4,579	4,350	—		4,350	5.3%	5.3%
Legacy	3,632	—		3,632	3,875	—		3,875	(6.3)%	(6.3)%
Data integration	361	—		361	307	—		307	17.6%	17.6%
Other	507	—		507	506	—		506	0.2%	0.2%
Total operating revenues	9,079	—		9,079	9,038	—		9,038	0.5%	0.5%

OPERATING EXPENSES
Cost of services and products	3,897	10	(1)	3,887	3,669	6	(4)	3,663	6.2%	6.1%
Selling, general and administrative	1,674	83	(1)	1,591	1,632	48	(4)	1,584	2.6%	0.4%
Depreciation and amortization	2,200	—		2,200	2,240	—		2,240	(1.8)%	(1.8)%
Total operating expenses	7,771	93		7,678	7,541	54		7,487	—%	—%

OPERATING INCOME	1,308	(93)		1,401	1,497	(54)		1,551	—%	—%

OTHER INCOME (EXPENSE)
Interest expense	(656)	—		(656)	(641)	—		(641)	2.3%	2.3%
Other (expense) income	2	(14)	(2)	16	43	37	(5)	6	(95.3)%	166.7%
Income tax expense	(258)	36	(3)	(294)	(332)	32	(6)	(364)	(22.3)%	(19.2)%
NET INCOME	$396	(71)		467	567	15		552	—%	—%
BASIC EARNINGS PER SHARE	$0.69	(0.12)		0.82	0.93	0.02		0.90	(25.8)%	(8.9)%
DILUTED EARNINGS PER SHARE	$0.69	(0.12)		0.82	0.92	0.02		0.90	(25.0)%	(8.9)%

AVERAGE SHARES OUTSTANDING
Basic	571,225			571,225	611,862			611,862	(6.6)%	(6.6)%
Diluted	572,244			572,244	613,338			613,338	(6.7)%	(6.7)%

DIVIDENDS PER COMMON SHARE	$1.08			1.08	1.08			1.08	—%	—%
SPECIAL ITEMS
(1)
Includes severance costs associated with recent headcount reductions ($52 million), integration and retention costs associated with our acquisition of Qwest ($25 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(2)	Impairment of a non-operating investment ($14 million).
(3)	Income tax benefit of Item (1).
(4)
Includes severance costs associated with reduction in force initiatives ($11 million), integration, severance and retention costs associated with our acquisition of Qwest ($18 million), integration, severance, and retention costs associated with our acquisition of Savvis ($7 million) and an accounting adjustment ($18 million).

(5)	Gain on the sale of a non-operating investment ($32 million) and settlements of other non-operating issues ($5 million).
(6)	Income tax expense of Items (4) and (5) and a favorable federal income tax settlement ($33 million).
*During 2013, we reallocated the discounts on our bundled services (local, long distance, and broadband) to the component products and services. The net effect of the bundled services reallocation was a reclassification of certain revenues from legacy services to strategic services. Also in 2013, we reallocated our CLEC revenues into their component products and services. The net effect of this CLEC reallocation was a reclassification of certain revenues from strategic services to legacy services. The 2013 information presented here has been restated to reflect these reclassifications.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2014 AND DECEMBER 31, 2013
(UNAUDITED)
(Dollars in millions)
	June 30,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$181	168
Other current assets	3,417	3,739
Total current assets	3,598	3,907

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	35,404	34,307
Accumulated depreciation	(16,969)	(15,661)
Net property, plant and equipment	18,435	18,646

GOODWILL AND OTHER ASSETS
Goodwill	20,674	20,674
Other, net	7,907	8,560
Total goodwill and other assets	28,581	29,234

TOTAL ASSETS	$50,614	51,787

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$1,188	785
Other current liabilities	3,255	3,624
Total current liabilities	4,443	4,409

LONG-TERM DEBT	19,771	20,181
DEFERRED CREDITS AND OTHER LIABILITIES	9,802	10,006
STOCKHOLDERS' EQUITY	16,598	17,191

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$50,614	51,787

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Six Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES
Net income	$396	567
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,200	2,240
Impairment of assets	32	—
Deferred income taxes	208	307
Provision for uncollectible accounts	63	65
Gain on sale of intangible assets	—	(32)
Changes in current assets and current liabilities, net	(364)	(99)
Retirement benefits	(102)	(220)
Changes in other noncurrent assets and liabilities, net	66	48
Other, net	10	(20)
Net cash provided by operating activities	2,509	2,856
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(1,401)	(1,410)
Proceeds from sale of intangible assets or property	—	75
Other, net	(18)	23
Net cash used in investing activities	(1,419)	(1,312)
FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	—	1,740
Payments of long-term debt	(121)	(1,018)
Net borrowings (payments) on credit facility	120	(775)
Dividends paid	(616)	(661)
Net proceeds from issuance of common stock	32	40
Repurchase of common stock	(493)	(867)
Other, net	1	—
Net cash used in financing activities	(1,077)	(1,541)
Net increase in cash and cash equivalents	13	3
Cash and cash equivalents at beginning of period	168	211
Cash and cash equivalents at end of period	$181	214

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Three Months Ended June 30, *		Six Months Ended June 30, *
	2014	2013**	2014	2013**
Total segment revenues	$4,288	4,276	8,572	8,532
Total segment expenses	2,118	2,041	4,217	3,969
Total segment income	$2,170	2,235	4,355	4,563
Total segment income margin (segment income divided by segment revenues)	50.6%	52.3%	50.8%	53.5%

Consumer
Revenues
Strategic services	$709	653	1,411	1,298
Legacy services	790	840	1,596	1,704
Data integration	1	1	2	3
	$1,500	1,494	3,009	3,005
Expenses
Direct	$478	458	944	894
Allocated	121	116	238	229
	$599	574	1,182	1,123

Segment income	$901	920	1,827	1,882
Segment income margin	60.1%	61.6%	60.7%	62.6%

Business
Revenues
Strategic services	$663	615	1,318	1,229
Legacy services	715	744	1,446	1,497
Data integration	186	166	359	304
	$1,564	1,525	3,123	3,030
Expenses
Direct	$866	804	1,720	1,557
Allocated	106	108	218	212
	$972	912	1,938	1,769

Segment income	$592	613	1,185	1,261
Segment income margin	37.9%	40.2%	37.9%	41.6%

Wholesale
Revenues
Strategic services	$568	571	1,138	1,142
Legacy services	298	339	590	674
	$866	910	1,728	1,816
Expenses
Direct	$46	50	87	80
Allocated	237	251	472	495
	$283	301	559	575

Segment income	$583	609	1,169	1,241
Segment income margin	67.3%	66.9%	67.7%	68.3%

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions)

	Three Months Ended June 30, *		Six Months Ended June 30, *
	2014	2013**	2014	2013**
Hosting
Revenues
Strategic services	$358	347	712	681
	$358	347	712	681
Expenses
Direct	$226	215	464	424
Allocated	38	39	74	78
	$264	254	538	502

Segment income	$94	93	174	179
Segment income margin	26.3%	26.8%	24.4%	26.3%

*
During the first quarter of 2014, we adopted several changes with respect to the assignment of certain expenses to our segments. We have restated the previously reported segment results for the three and six months ended June 30, 2013 to conform to the current presentation. The nature of the most significant changes and the related effect on segment expenses for the three and six months ended June 30, 2013 are as follows:

- The method for allocating certain shared costs of consumer sales and care, including bad debt expense and credit card fees, was revised, which resulted in an increase in consumer segment expenses of $22 million and $42 million with a corresponding decrease in business segment expenses for the three and six months ended June 30, 2013, respectively; and

- Hosting segment expenses have been conformed to the reporting of our other segments' expenses. Specifically, our integration efforts and centralization of certain administrative functions reached the point where it has become more practical to discontinue including certain finance, information technology, legal and human resources expenses in the hosting segment, which resulted in a decrease of $21 million and $39 million in hosting segment expenses for the three and six months ended June 30, 2013, respectively.

**
During 2013, we reallocated the discounts on our bundled services (local, long distance, and broadband) to the component products and services. The net effect of the bundled services reallocation was a reclassification of certain revenues from legacy services to strategic services. Also in 2013, we reallocated our CLEC revenues into their component products and services. The net effect of this CLEC reallocation was a reclassification of certain revenues from strategic services to legacy services. The 2013 information presented here has been restated to reflect these reclassifications.

See our SEC report for further information.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Three Months Ended June 30, 2014				Three Months Ended June 30, 2013
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	Items		items	reported	Items		items
Operating cash flow and cash flow margin
	Operating income	$655	(65)	(1)	720	715	(20)	(2)	735
	Add: Depreciation and amortization	1,093	—		1,093	1,123	—		1,123
	Operating cash flow	$1,748	(65)		1,813	1,838	(20)		1,858

	Revenues	$4,541	—		4,541	4,525	—		4,525

	Operating income margin (operating income divided by revenues)	14.4%			15.9%	15.8%			16.2%

	Operating cash flow margin (operating cash flow divided by revenues)	38.5%			39.9%	40.6%			41.1%

Free cash flow
	Operating cash flow				$1,813				1,858
	Less: Cash paid for income taxes, net of refunds				(13)				(38)
	Less: Cash paid for interest, net of amounts capitalized				(407)				(382)
	Less: Capital expenditures (3)				(723)				(739)
	Add: Other income				7				4
	Free cash flow (4)				$677				703

SPECIAL ITEMS
(1)
Includes severance costs associated with recent headcount reductions ($33 million), integration and retention costs associated with our acquisition of Qwest ($14 million) and the impairment of two office buildings ($18 million).

(2)
Includes severance costs associated with reduction in force initiatives ($4 million), integration, severance and retention costs associated with our acquisition of Qwest ($11 million), integration, severance, and retention costs associated with our acquisition of Savvis ($4 million) and an accounting adjustment ($1 million).

(3)	Excludes $8 million in second quarter 2014 and $8 million in second quarter 2013 of capital expenditures related to the integration of Embarq, Qwest and Savvis.
(4)	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

		Six Months Ended June 30, 2014				Six Months Ended June 30, 2013
					As adjusted				As adjusted
			Less		excluding		Less		excluding
		As	special		special	As	special		special
		reported	Items		items	reported	Items		items
Operating cash flow and cash flow margin
	Operating income	$1,308	(93)	(1)	1,401	1,497	(54)	(2)	1,551
	Add: Depreciation and amortization	2,200	—		2,200	2,240	—		2,240
	Operating cash flow	$3,508	(93)		3,601	3,737	(54)		3,791

	Revenues	$9,079	—		9,079	9,038	—		9,038

	Operating income margin (operating income divided by revenues)	14.4%			15.4%	16.6%			17.2%

	Operating cash flow margin (operating cash flow divided by revenues)	38.6%			39.7%	41.3%			41.9%

Free cash flow
	Operating cash flow				$3,601				3,791
	Less: Cash paid for income taxes, net of refunds				(23)				(46)
	Less: Cash paid for interest, net of amounts capitalized				(672)				(647)
	Less: Capital expenditures (3)				(1,385)				(1,395)
	Add: Other income				16				6
	Free cash flow (4)				$1,537				1,709

SPECIAL ITEMS
(1)
Includes severance costs associated with recent headcount reductions ($52 million), integration and retention costs associated with our acquisition of Qwest ($25 million) and the impairment of two office buildings ($18 million), less the offsetting impact of a litigation settlement in the amount of $2 million.

(2)
Includes severance costs associated with reduction in force initiatives ($11 million), integration, severance and retention costs associated with our acquisition of Qwest ($18 million), integration, severance, and retention costs associated with our acquisition of Savvis ($7 million) and an accounting adjustment ($18 million).

(3)	Excludes $16 million in second quarter 2014 and $15 million in second quarter 2013 of capital expenditures related to the integration of Embarq, Qwest and Savvis.
(4)	Excludes special items identified in items (1) and (2).

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	As of	As of	As of
	June 30, 2014	March 31, 2014	June 30, 2013
Broadband subscribers	6,055	6,057	5,909
Access lines	12,707	12,882	13,331

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013
(UNAUDITED)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(excluding special items)
Net income *	$247	249	467	552

Add back:
Amortization of customer base intangibles:
Qwest	216	230	435	464
Embarq	30	34	59	68
Savvis	16	15	31	30

Amortization of trademark intangibles:
Qwest	5	11	11	23
Savvis	—	2	5	4

Amortization of fair value adjustment of long-term debt:
Embarq	2	1	3	2
Qwest	(12)	(17)	(24)	(34)

Subtotal	257	276	520	557
Tax effect of above items	(96)	(108)	(198)	(217)
Net adjustment, after taxes	$161	168	322	340

Net income, as adjusted for above items	$408	417	789	892

Weighted average diluted shares outstanding	569.0	605.6	572.2	613.3

Diluted EPS (excluding special items)	$0.43	0.41	0.82	0.90

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.72	0.69	1.38	1.46
The above schedule presents adjusted net income and adjusted diluted earnings per share (both excluding special items) by adding back to net income and diluted earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our recent acquisitions. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of special items.